EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-88124, 33-88180, 333-09623, 333-39060, 333-39064, 333-39290, 333-61588, 333-101444, 333-100716, 333-104659, 333-117909, and 333-117910 on Form S-8 of our report dated January 14, 2009, relating to the consolidated financial statements and financial statement schedule of Shuffle Master, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph related to the adoption of the provisions of Financial Accounting Standards Board Interpretation No.48, Accounting for Uncertainty in Income Taxes – an interpretation of FASB Statement No. 109, on November 1, 2007), and of our report dated January 14, 2009, relating to internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of Shuffle Master, Inc. and subsidiaries for the year ended October 31, 2008.

/s/ Deloitte & Touche LLP

Las Vegas, Nevada
January 14, 2009